UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

Shire Pharmaceuticals Group plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	98-0359573
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code 44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On April 21, 2005, Shire Pharmaceutical Group plc, a public limited company organized under the laws of England and Wales (“Shire”), Transkaryotic Therapies, Inc., a Delaware corporation (“TKT”), and Sparta Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Shire (the “Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Acquisition Agreement”). In connection with the Acquisition Agreement, (i) Shire and TKT entered into an Exclusive License Agreement (the “License Agreement”) and (ii) Shire entered into a Voting Agreement (the “Voting Agreement”) with Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands Commanditaire Vennootschap, Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands Commanditaire Vennootschap, and Warburg Pincus & Co., a New York general partnership (collectively, “Warburg Pincus”). The Acquisition Agreement, the License Agreement and the Voting Agreement are attached as Exhibits 99.02, 99.03 and 99.04 and are each incorporated herein by reference.

Acquisition Agreement

     The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth therein, the Merger Subsidiary will merge with and into TKT, with TKT continuing as the surviving corporation (the “Merger”). At the effective time of the Merger, TKT will become a wholly-owned subsidiary of Shire and each outstanding share of common stock of TKT, other than those shares as to which dissenters’ rights have been validly exercised, will be converted into the right to receive $37.00 in cash.

     Each of Shire and TKT have made customary representations and warranties in the Acquisition Agreement, which representations and warranties do not survive the consummation of the Merger. In addition, between the signing of the Acquisition Agreement and the consummation of the Merger, TKT has agreed to conduct its business in the ordinary course consistent with past practice.

     Consummation of the Merger is subject to various conditions, including but not limited to: (i) adoption of the Acquisition Agreement by the stockholders of TKT; (ii) approval of the Merger by the shareholders of Shire; (iii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iv) the representations and warranties in the Acquisition Agreement being true and correct as of the effective time of the Merger, except to the extent that any failure to be true and correct would not have a material adverse effect on TKT or on Shire’s ability to consummate the Merger. For the purposes of determining whether there has been a material adverse effect on TKT, certain developments, among them the results of TKT’s current clinical trial evaluating the use of I2S for Hunter syndrome, will be disregarded.

     Shire is obligated to pay a termination fee to TKT of $40 million if the Acquisition Agreement is terminated as a result of Shire’s shareholders not approving the Merger, if Shire fails to call and hold its shareholder meeting in accordance with the Acquisition Agreement or if the board of directors of Shire changes its recommendation in respect of the Merger. TKT is obligated to pay a termination fee to Shire of $52 million and an expense reimbursement of up to $4 million if the Acquisition Agreement is terminated upon the occurrence of certain events, including if the board of directors of TKT changes its recommendation in respect of the Acquisition Agreement or if, in certain circumstances, TKT is acquired, or enters into an agreement to be acquired, by a party other than Shire.

     Subject to its obligation to pay the termination fee, TKT may terminate the Acquisition Agreement to accept an acquisition offer from a third party that it deems to be superior to the Acquisition Agreement with Shire, but only after first giving Shire the opportunity to provide a counter offer. The Acquisition Agreement may also be terminated by either Shire or TKT if the Merger is not consummated by December 31, 2005.

License Agreement

     Under the License Agreement, TKT has granted Shire an irrevocable and perpetual license to exclusively use, distribute and sell DYNEPO (a TKT pharmaceutical product) outside of North America, as well as to manufacture DYNEPO. The license only becomes effective if the Merger is not consummated due to: (i) the occurrence of one or more of those circumstances in which Shire is obligated to pay a termination fee; (ii) Shire’s termination of the Acquisition Agreement, in whole or in part, as a result of the breach by TKT of its representation and warranty as to the data provided by TKT to Shire with respect to TKT’s current clinical trial evaluating the use of I2S for Hunter syndrome or (iii) TKT’s termination of the Acquisition Agreement because Shire fails to perform, in any material respect, any of its material covenants under the Acquisition Agreement or because a breach of a representation or warranty made by Shire in the Acquisition Agreement has occurred that would have a material adverse effect on the ability of Shire to consummate the Merger and, in each case, such failure or breach cannot be cured by December 31, 2005.

     If the License Agreement becomes effective, Shire would be obligated to make a one-time payment to TKT of $450 million, with no royalties payable to TKT. Shire would also assume TKT’s obligation to pay single-digit royalties to Aventis Pharmaceuticals Inc., from which TKT originally licensed the rights to DYNEPO.

Voting Agreement

     Warburg Pincus, which beneficially owns approximately 14% of the outstanding shares of common stock of TKT, has agreed pursuant to the Voting Agreement that it will vote its shares in favor of the Acquisition Agreement at the meeting of TKT stockholders. If the Acquisition Agreement is terminated, however, including by TKT in order to accept an acquisition offer from a third party that it deems to be superior to the Acquisition Agreement, the Voting Agreement also terminates.

Item 8.01. Other Events

     On April 21, 2005, Shire issued a press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

99.01	Press Release dated April 21, 2005

99.02	Agreement and Plan of Merger by and among Shire Pharmaceutical Group plc, Transkaryotic Therapies, Inc. and Sparta Acquisition Corporation, dated as of April 21, 2005

99.03	Exclusive License Agreement between Shire Pharmaceutical Group plc and Transkaryotic Therapies, Inc.

99.04	Voting Agreement among Shire Pharmaceuticals Group plc, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Warburg Pincus & Co., dated as of April 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PHARMACEUTICALS GROUP PLC

By:	/s/ A C Russell

	Name:	Angus Russell
	Title:	Chief Financial Officer

Dated: April 25, 2005

EXHIBIT INDEX

Number	Description

99.01	Press Release dated April 21, 2005

99.02	Agreement and Plan of Merger by and among Shire Pharmaceutical Group plc, Transkaryotic Therapies, Inc. and Sparta Acquisition Corporation, dated as of April 21, 2005

99.03	Exclusive License Agreement between Shire Pharmaceutical Group plc and Transkaryotic Therapies, Inc.

99.04	Voting Agreement among Shire Pharmaceuticals Group plc, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Warburg Pincus & Co., dated as of April 21, 2005